    As filed with the Securities and Exchange Commission on August 3, 1995
                                              Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                             ---------------------

                       ROBERTS PHARMACEUTICAL CORPORATION
             (Exact name of registrant as specified in its charter)

                             ---------------------

            New Jersey                                   22-2429994
     (State or other jurisdiction                     (I.R.S. Employer
   of incorporation or organization)                  Identification No.)

                               Meridian Center II
                             4 Industrial Way West
                          Eatontown, New Jersey  07724
   (Address, including Zip Code, of registrant's Principal Executive Offices)

                             ---------------------

         ROBERTS PHARMACEUTICAL CORPORATION INCENTIVE STOCK OPTION PLAN
                            (Full title of the plan)

                             ---------------------

                            ROBERT A. VUKOVICH, Ph.D.
                      Chairman of the Board and President
                       Roberts Pharmaceutical Corporation
                               Meridian Center II
                             4 Industrial Way West
                          Eatontown, New Jersey  07724
                                 (908) 389-1182
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ---------------------

                                   Copies to:
                              JOHN A. AIELLO, ESQ.
                          Giordano, Halleran & Ciesla
                           A Professional Corporation
                               125 Half Mile Road
                         Middletown, New Jersey  07748

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                            Proposed    Proposed
                                            maximum     maximum
Title of                     Amount to be   offering    aggregate   Amount of
securities to be registered  registered (1) price per   offering    registration
                                            share (2)   price(2)    fee



Options to Purchase Common
Stock                          1,000,000          ---         ---            ---

Common Stock, $.01 par
value                          1,000,000    $19.1875   $19,187,500   $6,616.38


(1) This registration statement also covers such additional indeterminate number of options to purchase shares of Common Stock and shares of Common Stock as may become issuable pursuant to anti-dilution provisions of the Roberts Pharmaceutical Corporation Incentive Stock Option Plan, including, without limitation, by reason of a stock dividend, stock split, stock consolidation, corporate separation, recapitalization, merger, consolidation, combination or an exchange of shares.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee and based upon the average of the high and low sales prices of the Common Stock as reported on the Automated Quotation System of the National Association of Securities Dealers, Inc., National Market System ("NASDAQ") on August 1, 1995.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Pursuant to General Instruction E to Form S-8, this registration statement (the "Registration Statement") is being filed by Roberts Pharmaceutical Corporation (the "Registrant") solely to register an additional one million (1,000,000) shares of the Registrant's Common Stock, $.01 par value per share ("Common Stock"), to be issued upon the exercise of options granted under the Roberts Pharmaceutical Corporation Incentive Stock Option Plan (the "Incentive Option Plan"). The contents of a registration statement on Form S-8 (Registration No. 33-51198), which is currently effective and which was filed by the Registrant with the Securities and Exchange Commission (the "Commission") on August 24, 1992, to register seven hundred, fifty thousand (750,000) shares of the Registrant's Common Stock reserved for issuance under the Incentive Option Plan, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing this Registration Statement with the Commission. Any information that is required to be disclosed in this Registration Statement is included in such earlier registration statement. On May 14, 1990, the Registrant filed a registration statement on Form S-8 (Registration No. 33-34767) with the Commission to register an aggregate of 629,275 shares of Common Stock, including 389,275 shares of Common Stock reserved for issuance under the Incentive Option Plan.

ITEM 8. EXHIBITS.
        ---------


Exhibit No.      Description
- -----------    ---------------

 5             Opinion and Consent of Giordano, Halleran & Ciesla, P.C.

23             Consent of Coopers & Lybrand L.L.P.

23.01          Consent of Giordano, Halleran & Ciesla, P.C.
               (included in Exhibit 5)

24             Power of Attorney (filed with signature pages)

99             Roberts Pharmaceutical Corporation Incentive Stock Option Plan

                                  SIGNATURES
                                  ----------

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Eatontown, State of New Jersey, on the 17th day of July, 1995.

                                  ROBERTS PHARMACEUTICAL CORPORATION
                                  (Registrant)


                                  By: /s/ Robert A. Vukovich
                                      -------------------------------
                                      Robert A. Vukovich, President

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Vukovich, Anthony P. Maris and Anthony
A. Rascio and each of them, his true and lawful attorneys-in-fact and agents for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated

Signature                     Title                              Date

/s/ Robert A. Vukovich        Chairman of the Board,             July 17, 1995
- ------------------------      President, Chief Executive
Robert A. Vukovich            Officer & Director
                              (Principal Executive Officer)


/s/ Anthony P. Maris          Vice President, Treasurer &        July 17, 1995
- ------------------------      Director (Principal Financial
Anthony P. Maris              and Accounting Officer)


/s/ Anthony A. Rascio         Director                           July 17, 1995
- ------------------------
Anthony A. Rascio

/s/ Robert W. Loy             Director                           July 17, 1995
- ------------------------
Robert W. Loy


/s/ Takao Miyamoto            Director                           July 17, 1995
- ------------------------
Takao Miyamoto


/s/ Akihiko Matsubara         Director                           July 17, 1995
- ------------------------
Akihiko Matsubara


/s/ Yale Brozen               Director                           July 17, 1995
- ------------------------
Yale Brozen


/s/ W. Robert Fowler          Director                           July 17, 1995
- ------------------------
W. Robert Fowler


/s/ Digby W. Barrios          Director                           July 17, 1995
- ------------------------
Digby W. Barrios

                                 EXHIBIT INDEX
                                 -------------

Exhibit                                                         Sequentially
Number          Exhibit                                         Numbered Page
- --------        -------                                         -------------

   5            Opinion and Consent of Giordano,
                Halleran & Ciesla, P.C.

  23            Consent of Coopers & Lybrand L.L.P.

  23.01         Consent of Giordano, Halleran &
                Ciesla, P.C. (filed with Exhibit 5)

  24            Power of Attorney (filed with signature pages)

  99            Roberts Pharmaceutical Corporation
                Incentive Stock Option Plan